Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement Nos. 333-146815, 333-156994, 333-171122 and 333-183029, on Form S-8, and Registration Statement No. 333-281161 on Form S-3 of our reports dated February 24, 2025, with respect to the consolidated financial statements of Gran Tierra Energy Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Chartered Professional Accountants
Calgary, Canada
February 24, 2025